Ed Murray, WY Secretary of State
FILED:  08/03/2015 12:16 PM
Original ID: 2002-000430642
Amendment ID: 2015-001754178

PROFIT CORPORATION
AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
NATION ENERGY INC.

1.	Corporate name: Nation Energy Inc.

2.	Registered agent name: National Registered Agents, Inc.

3.
Address of registered agent (must be a Wyoming street address which is identical to the registered agent’s business office; must include street address, city, state and zip code; no post office boxes or mail drop boxes.)

c/o National Registered Agents, Inc. of 1717 Pioneer Ave., Ste. 120, Cheyenne, WY 82001

4.	Number and class of shares the corporation will have the authority to issue:

5,000,000,000 shares of common stock, with no par value

5.	Number and class of shares which are entitled to receive the net assets upon dissolution:

5,000,000,000 shares of common stock, with no par value

6.	Address for mailing: 1500 West 16th Avenue, Suite F, Vancouver, British Columbia V6J 2L6 Canada

7.	Incorporators (list names and addresses of each Incorporator):

John R. Hislop, 1589 Marpole Avenue, Vancouver, BC  Canada V6J 2R9

Donald A. Sharpe, 1281 Eldon Road, North Vancouver, BC  Canada V7R 1T5

8.
The quorum for the transaction of business at a meeting of shareholders is two or more persons, present in person or by proxy, holding at least ten percent (10%) of the issued and outstanding shares that are entitled to vote at the meeting.

9.
Any action required or permitted by the Business Corporations Act (Wyoming) to be taken at a shareholders' meeting may be taken without a meeting, and without prior notice, if consents in writing setting forth the action so taken are signed by the holders of outstanding shares having not less than the minimum number of votes that would be required to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted. The written consent shall bear the date of signature of the shareholder who signs the consent and be delivered to the Corporation for inclusion in the minutes or filing with the corporate records.

10.	Execution:

/s/ John R. Hislop
                John R. Hislop
                Incorporator
                July 22, 2015